Exhibit 10.213

ARIUM Grande Lakes (f/k/a Venue Apartments)

INTEREST RATE CAP RESERVE AND SECURITY AGREEMENT

This INTEREST RATE CAP RESERVE AND SECURITY AGREEMENT (this "Agreement"), dated as of November 4, 2014, is by and between BR CARROLL ARIUM GRANDE LAKES OWNER, LLC, a Delaware limited liability company ("Borrower"), and WALKER & DUNLOP, LLC, a Delaware limited liability company ("Lender").

RECITALS:

A.           Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, executed by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), Lender has agreed to make a loan to Borrower in the original principal amount of Twenty-Nine Million Four Hundred Forty-Four Thousand and 00/100 Dollars ($29,444,000.00) (the "Mortgage Loan"), as evidenced by, among other things, that certain Consolidated, Amended and Restated Multifamily Note dated as of the date hereof, executed by Borrower and made payable to Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Note").

B.           In addition to the Loan Agreement, the Mortgage Loan and the Note are also secured by a certain Consolidated, Amended and Restated Multifamily Mortgage, Deed of Trust or Deed to Secure Debt (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Security Instrument"), dated as of even date herewith, granting a lien on certain real property located in Orlando (Orange County), Florida (the "Mortgaged Property").

C.           Lender has required, and Borrower has agreed to acquire, maintain and pledge to Lender hereunder an interest rate cap (the "Interest Rate Cap"), pursuant to one or more interest rate cap agreements, in order to provide additional support and collateral for Borrower's obligations to Lender under the Loan Agreement and other Loan Documents.

D.           To the extent that the term of the initial Interest Rate Cap acquired by Borrower is less than the term of the Mortgage Loan, Borrower is required to make monthly deposits with Lender for the acquisition of a subsequent Interest Rate Cap, such deposits to be held in an escrow account by Lender pursuant to the terms of this Agreement.

E.           To (i) evidence Borrower's obligations to maintain an Interest Rate Cap for the entire term of the Mortgage Loan, (ii) make monthly deposits for the acquisition of a subsequent Interest Rate Cap (if applicable), and (iii) provide further security for Borrower's obligations under the Loan Documents, Borrower and Lender are entering into this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement and for other valuable consideration, including Lender's making the Mortgage Loan to Borrower, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 1 © 2013 Fannie Mae

ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01        Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Agreement.

Section 1.02        Defined Terms.

Capitalized terms used and not specifically defined herein shall have the meanings given to such terms in the Loan Agreement. Unless otherwise defined in this Agreement, terms used in this Agreement that are defined in the UCC shall have the meaning given those terms in the UCC. The following terms in this Agreement shall have the following meanings:

"Collateral" means the items listed in Section 4.0 l (a) through Section 4.0 l (k) of this Agreement.

"Collateral Liens" means any lien, security interest, option or other charge or encumbrance.

"Counterparty" means (a) an interest rate cap provider acceptable to Lender under the Interest Rate Cap Documents, or (b) a counterparty on any list of acceptable counterparties for interest rate caps of the type required by this Agreement maintained by Lender, as any such list may be modified by Lender from time to time.

"Event of Default" has the meaning set forth in Section 7.01 of this Agreement.

"Initial Interest Rate Cap" means the initial Interest Rate Cap purchased by Borrower with respect to the Mortgage Loan.

"Initial Interest Rate Cap Term" means the period in which the Initial Interest Rate Cap shall be in effect, beginning on or prior to the Effective Date and terminating not earlier than the first to occur of (a) the last day of the forty-eighth (48th) full calendar month thereafter and (b) the Maturity Date.

"Interest Rate Cap" has the meaning set forth in Recital C of this Agreement.

"Interest Rate Cap Documents" means the rate cap agreements and related documentation in form and content acceptable to Lender.

"Interest Rate Cap Reserve Escrow" means all Monthly Deposits and all other funds held in the Interest Rate Cap Reserve Escrow Account.

"Interest Rate Cap Reserve Escrow Account" means an interest-bearing account which meets the standards for custodial accounts as required by Lender from time to time.

"Monthly Deposit" means, with respect to the first six (6) months after the purchase of the Initial Interest Rate Cap, an amount equal to one-forty eighth (1/48) of one hundred percent (100%) of the cost, as reasonably estimated by Lender, to obtain any required Subsequent Interest Rate Cap. Thereafter, the Monthly Deposit shall mean the amount determined by Lender in accordance with Section 3.02 of this Agreement.

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"Payment Date" means the date by which the Counterparty requires payment of the Purchase Price.

"Payments" means any and all moneys payable to Borrower, from time to time, pursuant to the Interest Rate Cap Documents by the Counterparty, whether credited to the Interest Rate Cap Reserve Escrow Account, held in the course of payment or collection by Lender, or otherwise.

"Purchase Price" means the purchase price of the Subsequent Interest Rate Cap.

"Required Strike Rate" means six and thirty-six hundredths percent (6.36%).

"Subsequent Interest Rate Cap" means a subsequent Interest Rate Cap required to be purchased and pledged to Lender pursuant to the terms of this Agreement.

"Subsequent Interest Rate Cap Term" means the period in which the Subsequent Interest Rate Cap shall be in effect, beginning on or prior to the termination date of the Interest Rate Cap then in effect and terminating not earlier than the first to occur of (a) the last day of the forty-eighth (48th) full calendar month thereafter and (b) the Maturity Date.

"UCC" means the Uniform Commercial Code as adopted in the state in which Borrower is organized.

ARTICLE 2

TERMS OF INTEREST RATE CAP

Section 2.01        General Terms.

To protect against fluctuations in interest rates during the term of the Mortgage Loan, Borrower shall make arrangements for an Interest Rate Cap to be in place and maintained at all times with respect to the Mortgage Loan in accordance with the following terms and conditions:

(a)          Term.

Except as hereinafter permitted, the Initial Interest Rate Cap shall be in effect for the Initial Interest Rate Cap Term. If the Initial Interest Rate Cap Term is less than the term of the Mortgage Loan, a Subsequent Interest Rate Cap shall be required. Any Subsequent Interest Rate Cap shall be in effect for the Subsequent Interest Rate Cap Term.

(b)          Notional Amount.

The notional amount of the Initial Interest Rate Cap shall be equal to the original principal balance of the Mortgage Loan for the entire term of the Initial Interest Rate Cap. The notional amount of any Subsequent Interest Rate Cap shall be equal to the outstanding principal balance of the Mortgage Loan at the time that any Subsequent Interest Rate Cap is to become effective. Unless otherwise agreed by Lender, the notional amount of any Interest Rate Cap shall not amortize over its term.

(c)          Strike Rate.

Each Initial and any Subsequent Interest Rate Cap shall have a strike rate equal to or less than the Required Strike Rate.

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(d)          Interest Rate Cap Documents and Counterparty.

All Interest Rate Caps shall be evidenced, governed and secured on terms and conditions pursuant to Interest Rate Cap Documents between Borrower and the Counterparty.

Section 2.02        Payments Made under Interest Rate Cap.

The Interest Rate Cap Documents shall require the Counterparty to make all payments due under the Interest Rate Cap directly to Lender for so long as the Interest Rate Cap is subject to the pledge established hereunder. Such payments will be paid over to Borrower only if (a) there is no Event of Default, and (b) Lender has received payment in full for all amounts due on the Mortgage Loan as required by the Loan Documents.

Section 2.03        Rights and Remedies under Interest Rate Cap Documents.

For so long as an Interest Rate Cap is pledged as collateral for the Mortgage Loan pursuant to the terms of this Agreement, Borrower shall not exercise any right or remedy under any Interest Rate Cap Documents without Lender's prior written consent and shall exercise its rights and remedies under the Interest Rate Cap Documents as directed by Lender in writing. Rights and remedies under the Interest Rate Cap Documents include, but are not limited to, any right to designate an "Early Termination Date" or otherwise terminate the Interest Rate Cap due to the occurrence of a "Termination Event," an "Additional Termination Event" or an "Event of Default." All capitalized terms appearing in this Section 2.03 in quotation marks are used as defined in the Interest Rate Cap Documents.

Section 2.04        Termination of Interest Rate Cap.

Borrower shall not terminate, transfer or consent to any transfer of any existing Interest Rate Cap without Lender's prior written consent; provided, however, that if, and at such time as any amounts due and owing on the Mortgage Loan as required by the Loan Documents are paid in full or if the Mortgage Loan is converted to a fixed rate of interest, Borrower shall have the right to terminate the existing Interest Rate Cap in accordance with Section 8.02 of this Agreement. If an Interest Rate Cap unexpectedly and unavoidably terminates or terminates for any reason on a date other than its scheduled expiration date without the prior written consent of Lender, Borrower shall, within ten (10) Business Days of such termination, obtain a new Interest Rate Cap satisfying the requirements of this Agreement.

ARTICLE 3

INTEREST RATE CAP RESERVE ESCROW ACCOUNT

Section 3.01        Obligation to Maintain Interest Rate Cap Reserve Escrow Account.

During any period in which an Interest Rate Cap with an original term of less than the remaining term of the Mortgage Loan is in effect, Borrower is required to make Monthly Deposits to be held in the Interest Rate Cap Reserve Escrow Account to provide a cash reserve for the purchase of a Subsequent Interest Rate Cap. Borrower shall, with each monthly payment due on the Mortgage Loan, deposit with Lender the Monthly Deposit into the Interest Rate Cap Reserve Escrow Account.

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Section 3.02       Adjustment of Monthly Deposit.

At the end of each six (6) month period following the date of this Agreement, Lender shall estimate the cost of the Subsequent Interest Rate Cap and shall adjust the Monthly Deposit based on the then current estimate for purchase of the Subsequent Interest Rate Cap. No adjustment shall be made to the Monthly Deposit if Lender determines that the current estimate of the cost of the Subsequent Interest Rate Cap remains the same or has decreased. Borrower shall continue to make the Monthly Deposits at the level required for the most recent six (6) month period until Lender delivers written notice of a change in the amount of the Monthly Deposit.

Section 3.03       Terms of Interest Rate Cap Reserve Escrow Account.

Lender shall deposit the Monthly Deposits into the Interest Rate Cap Reserve Escrow Account. Lender or a designated representative of Lender shall have the sole right to make withdrawals from the Interest Rate Cap Reserve Escrow Account. All interest earned on or profits realized from amounts on deposit in the Interest Rate Cap Reserve Escrow Account shall be added to and become part of the Interest Rate Cap Reserve Escrow. Lender shall not be responsible for any losses resulting from the investment of the Interest Rate Cap Reserve Escrow or for obtaining any specific level or percentage of earnings on such investment. If applicable law requires and provided no Event of Default exists under any of the Loan Documents, Lender shall pay to Borrower the interest earned on the Interest Rate Cap Reserve Escrow on January 1 of each year. Otherwise, all interest earnings shall remain in the Interest Rate Cap Reserve Escrow Account.

Section 3.04        Lender's Duties Regarding the Interest Rate Cap Reserve Escrow Account.

Lender acknowledges that:

(a)          it will hold the Monthly Deposits and any investments in the Interest Rate Cap Reserve Escrow pursuant to the terms of this Agreement;

(b)          it will credit all Monthly Deposits and any investments in the Interest Rate Cap Reserve Escrow on its own books and records to the Interest Rate Cap Reserve Escrow Account, subject to the security interests created in this Agreement;

(c)          it will hold all Monthly Deposits for the credit of the Interest Rate Cap Reserve Escrow, subject to the security interest and the terms of this Agreement; and

(d)          it will keep accurate records regarding amounts on deposit in the Interest Rate Cap Reserve Escrow Account and any interest earned on or profits realized from amounts on deposit in the Interest Rate Cap Reserve Escrow Account.

Section 3.05        Irrevocable Deposits in Escrow.

All deposits into the Interest Rate Cap Reserve Escrow Account constitute irrevocable payments in escrow solely for use as described in this Agreement. Borrower shall not have any control over the use of, or any right to withdraw any moneys from the Interest Rate Cap Reserve Escrow Account or any proceeds thereof except as provided in Section 3.07 of this Agreement, nor shall Borrower have any right, title or interest in the Interest Rate Cap Reserve Escrow Account, other than Borrower's right to receive interest pursuant to Section 3.03 above.

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Section 3.06       Request For Disbursement.

At least ten (10) Business Days prior to the date on which the Initial Interest Rate Cap is to expire, Borrower shall be required to purchase the Subsequent Interest Rate Cap on terms and conditions satisfactory to Lender. In such event, and provided that funds are available in the Interest Rate Cap Reserve Escrow Account, Borrower shall request a withdrawal from the Interest Rate Cap Reserve Escrow Account to acquire the Subsequent Interest Rate Cap. Each written request for disbursement from the Interest Rate Cap Reserve Escrow Account shall specify (a) the Purchase Price; (b) the name, address, contact name, telephone number and wiring instructions of the Counterparty; (c) the Payment Date; and (d) such other information as Lender may require.

Section 3.07       Disbursement for Purchase of Subsequent Interest Rate Cap.

Upon receipt by Lender of a written request from Borrower in accordance with Section 3.06 above, and the determination by Lender that all applicable terms and conditions of this Agreement have been satisfied, Lender shall disburse to the Counterparty of the Subsequent Interest Rate Cap, an amount from the Interest Rate Cap Reserve Escrow Account equal to the lesser of (a) the Purchase Price, or (b) the amount then on deposit in the Interest Rate Cap Reserve Escrow Account. In no event shall Lender be obligated to disburse funds from the Interest Rate Cap Reserve Escrow Account if an Event of Default has occurred.

Section 3.08       Remaining Balance After Payment of Purchase Price.

Provided that Borrower has no obligation to purchase additional Subsequent Interest Rate Caps under the terms of this Agreement, any balance remaining in the Interest Rate Cap Reserve Escrow Account after payment of the Purchase Price shall be delivered to Borrower on or promptly following the Payment Date. Borrower's obligation to make Monthly Deposits hereunder shall cease and terminate upon the earlier of (a) purchase of a Subsequent Interest Rate Cap with a term of at least the entire remaining term of the Mortgage Loan, (b) conversion of the Mortgage Loan to a fixed rate of interest, and (c) payment in full of the Mortgage Loan.

ARTICLE 4

SECURITY INTEREST IN COLLATERAL; FURTHER ASSURANCES

Section 4.01       Security Interest in Collateral.

As security for the Indebtedness, Borrower hereby grants to Lender, its successors and assigns, a lien and continuing security interest in all of Borrower's right, title and interest in and to the following Collateral whether now owned or hereafter acquired:

(a)          the Interest Rate Cap and the Interest Rate Cap Documents representing the initial Interest Rate Cap and any Subsequent Interest Rate Cap;

(b)          any and all Payments;

(c)          any residual right, title or interest Borrower may have in the Interest Rate Cap Reserve Escrow Account (to the extent required by this Agreement);

(d)          all Monthly Deposits, whether credited to the Interest Rate Cap Reserve Escrow Account, held in the course of payment or collection by Lender, or otherwise;

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(e)         all interest earned and profits realized on funds in the Interest Rate Cap Reserve Escrow Account;

(f)         all rights, liens and security interests or guarantees now existing or hereafter granted by the Counterparty or any other person to secure or guaranty payment of the Payments due pursuant to the Interest Rate Cap Documents;

(g)         all cash, funds, investments, securities, accounts, general intangibles and all other property held from time to time in the Interest Rate Cap Reserve Escrow Account and all certificates and instruments representing or evidencing any of the foregoing;

(h)         all rights of Borrower under any of the foregoing, including all rights of Borrower to the Payments, contract rights and general intangibles now existing or hereafter arising with respect to any or all of the foregoing;

(i)          all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether now existing or hereafter arising;

(j)          all extensions, renewals and replacements of the foregoing; and

(k)         all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments, proceeds of any insurance, and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the foregoing.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns, forever, subject, however, to the terms, covenants and conditions herein set forth. Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest in the Collateral and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements that Lender may require.

Section 4.02       Further Assurances.

At any time and from time to time, at the expense of Borrower, Borrower shall promptly give, execute, deliver, file and record any notice, statement, instrument, document, agreement or other paper and do such other acts and things that may be necessary, or that Lender may request, in order to perfect, continue and protect any security interest granted or purported to be granted by this Agreement or to enable Lender to exercise and enforce its rights and remedies under this Agreement.

Section 4.03       Competing Security Arrangements.

Borrower shall not execute, file, permit to be filed or suffer to remain on file in any jurisdiction any security agreement, financing statement or like agreement or instrument with respect to the Collateral, or any part of the Collateral, naming anyone other than Lender as the secured party. Borrower shall not sell, exchange or transfer or otherwise dispose of any of the Collateral, or any interest in the Collateral, other than any security interest or other lien in favor of Lender.

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Section 4.04       No Change.

Borrower will not voluntarily or involuntarily change its principal place of business, chief executive office, name or identity, without at least thirty (30) days prior written notice to Lender, except in the event of a change in principal place of business or chief executive office necessitated by fire, flood or other calamity, in which case such notice shall be provided as soon as practicable.

Section 4.05       Defense of Collateral.

Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest in the Collateral.

ARTICLE 5

DELIVERY OF INTEREST RATE CAP DOCUMENTS

Section 5.01        Acquisition of Interest Rate Cap; Delivery of Interest Rate Cap Documents.

Borrower has, on or before the date of this Agreement, executed and delivered the Interest Rate Cap Documents to the Counterparty and has delivered to Lender fully executed originals of such Interest Rate Cap Documents. True, complete and correct copies of the Interest Rate Cap Documents and all amendments thereto, fully executed by all parties, are attached as Exhibit A hereto. Borrower hereby represents and warrants to Lender that there is no additional security for or any other arrangements or agreements relating to the Interest Rate Cap Documents and that the Counterparty has consented to Borrower's pledge of its rights and interests in the Interest Rate Cap to Lender as security for the Mortgage Loan.

Section 5.02       Obligations Remain Absolute.

Nothing contained herein shall relieve Borrower of its primary obligation to pay all amounts due in respect of its obligations on the Mortgage Loan as required by the Loan Documents.

Section 5.03       Subsequent Interest Rate Caps.

Borrower agrees to execute and deliver to Lender a Supplemental Agreement substantially in the form of the attached Exhibit B attached hereto on each occasion on which Borrower acquires a Subsequent Interest Rate Cap. Borrower shall, on or before the date any Subsequent Interest Rate Cap is to become Collateral under this Agreement, execute and deliver the Interest Rate Cap Documents representing such Subsequent Interest Rate Cap to the Counterparty and deliver to Lender fully executed originals of such Interest Rate Cap Documents to be held under this Agreement as a part of the Collateral.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Section 6.01       Representations and Warranties of Borrower.

Borrower represents and warrants to Lender that:

(a)          Borrower has paid to the Counterparty the entire cost of the initial Interest Rate

Cap;

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(b)         the individuals who are signing and delivering this Agreement on behalf of Borrower have been duly authorized to do so in accordance with the documents and instruments pursuant to which Borrower is organized and which govern the conduct of Borrower's business;

(c)          no consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required or will be required (1) for the pledge by Borrower of the Collateral pursuant to this Agreement or any Supplemental Agreement or for the execution, delivery or performance of this Agreement or any Supplemental Agreement by Borrower (other than the consent of the Counterparty where such consent has been obtained), (2) for the perfection or maintenance of the security interest created hereby or by any Supplemental Agreement (including the first priority nature of such security interest) other than the filing of any financing statement as may be required by the UCC, or (3) for the execution, delivery or performance of this Agreement by Borrower; there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived;

(d)          neither the execution nor delivery of this Agreement or any Supplemental Agreement nor the performance by Borrower of its obligations under this Agreement or any Supplemental Agreement, nor the consummation of the transactions contemplated by this Agreement or any Supplemental Agreement, will (1) conflict with any provision of the organizational documents of Borrower; (2) conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract, agreement, promissory note, lease, indenture, instrument or license to which Borrower is a party or by which Borrower's assets or properties may be bound or affected; (3) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation, order, judgment, decree or arbitration award which is either applicable to, binding upon or enforceable against Borrower; (4) result in or require the creation or imposition of any Collateral Liens upon or with respect to the Collateral, other than Collateral Liens in favor of Lender; (5) violate any legally protected right of any Person or give to any Person a right or claim against Borrower; or (6) require the consent, approval, order or authorization of, or the registration, declaration or filing (except to the extent that the filing of financing statements may be applicable) with, any federal, state or local government entity;

(e)          Borrower is and shall be the sole legal and beneficial owner of, and has and will have good and marketable title to (and has full right and authority to pledge and assign), the Collateral, free and clear of all Collateral Liens (other than in favor of Lender), all fiduciary obligations of any kind and any adverse claim of title thereto and the Collateral is not subject to any offset, right of redemption, defense or counterclaim of a third party. There is no additional security for or any other arrangements or agreements relating to the Interest Rate Cap Documents, except as may have been disclosed to Lender in writing;

(f)          the security interest of Lender in the Collateral is, or when it attaches shall be, a first priority and perfected security interest. No financing statement covering the Collateral, or any part of the Collateral (other than any financing statement naming only Lender as the secured party), is outstanding or is on file in any public office;

(g)         Borrower is qualified to transact business and is in good standing in the state in which it is formed or organized, the Property Jurisdiction and in each other jurisdiction that qualification or standing is required according to applicable law to conduct its business with respect to the Mortgaged Property and where the failure to be so qualified would adversely affect Borrower's operation of the Mortgaged Property or the validity, enforceability or the ability of Borrower to perform its obligations under this Agreement or any other Loan Document; and

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(h)         Borrower has not commenced (within the meaning of any Insolvency Laws) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a receiver or custodian of it or for any part of its property, nor has a court of competent jurisdiction entered an order or decree under any Insolvency Law that is for relief against it in an involuntary case or appointed a receiver or custodian for Borrower or any part of its property.

ARTICLE 7

EVENTS OF DEFAULT: RIGHTS AND REMEDIES

Section 7.01       Event of Default.

The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

(a)         the failure by Borrower to observe and perform any duty, obligation or covenant required to be observed or performed by this Agreement or any Supplemental Agreement;

(b)         any representation or warranty on the part of Borrower contained in this Agreement or repeated and reaffirmed in this Agreement or any Supplemental Agreement proves to be false, misleading or incorrect when made or deemed made;

(c)         the occurrence of an event which would, with the passage of time or the giving of notice or both, constitute an Event of Default under any Loan Document; and

(d)         the occurrence of an Event of Default under any Loan Document.

Section 7.02       Remedies on Default.

If any Event of Default under this Agreement has occurred and is continuing:

(a)          At the direction of Lender, Borrower shall deliver all Collateral to Lender or its designee;

(b)          Lender may, without further notice, exercise all rights, privileges or options pertaining to the Collateral as if Lender were the absolute owner of such Collateral, upon such terms and conditions as Lender may determine, all without liability except to account for property actually received by Lender, and Lender shall have no duty to exercise any of those rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

(c)          Lender may, subject to the terms of the Interest Rate Cap Documents, exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all of the rights and remedies of a secured party under the UCC and also may, without notice except as specified below, sell the Collateral at public or private sale, at any of the offices of Lender or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by applicable law, at least ten (10) days prior notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may,

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without further notice, be made at the time and place to which it was so adjourned. In case of any sale by Lender of any of the Collateral, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral so sold may be again similarly sold.

The foregoing rights and remedies (1) shall be cumulative and concurrent, (2) may be pursued separately, successively or concurrently against Borrower and any other party obligated for the Indebtedness, or against the Collateral, or any other security for the Indebtedness, at the sole discretion of Lender, (3) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall not in any event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (4) are intended to be and shall be non-exclusive. Nothing in this Agreement shall require or be construed to require Lender to accept tender of performance of any of Borrower's obligations under this Agreement after the expiration of any time period set forth in this Agreement for the performance of such obligations and the expiration of any applicable cure periods, if any.

Section 7.03       Application of Proceeds.

Lender shall apply the Collateral or the cash proceeds actually received from any sale or other disposition of the Collateral in its sole and absolute discretion to the following, in any order:

(a)         to reimburse Lender for any amounts due to it pursuant to Section 7.02 of this Agreement including the expenses of preparing for sale, selling and the like and to reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith;

(b)         to the repayment of all amounts then due and unpaid on the Indebtedness in such order of priority as Lender may determine; and

(c)         to purchase any required Subsequent Interest Rate Cap that meets the requirements of this Agreement or any of the other Loan Documents.

If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Indebtedness, Borrower shall remain liable for the deficiency, except to the extent that Borrower's liability for payment of the Indebtedness is limited by the terms of the Loan Agreement.

Section 7.04       No Additional Waiver Implied by One Waiver.

If any provision of this Agreement is breached by Borrower and thereafter waived by Lender in writing, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Agreement.

Section 7.05       Lender Appointed Attorney-in-Fact.

Borrower hereby appoints Lender, through any duly authorized officer of Lender, as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Lender's discretion during the continuance of an Event of Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to exercise the rights and remedies granted in this Agreement, including, to receive, endorse and collect all instruments made payable to Borrower representing any

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interest payment, dividend, or other distribution in respect of the Collateral or any part of the Collateral and to give full discharge for the same. Borrower agrees that the power of attorney established pursuant to this Section 7.05 shall be deemed coupled with an interest and shall be irrevocable.

Section 7.06       Nature of Lender's Rights.

The right of Lender to the Collateral held for its benefit under this Agreement shall not be subject to any right of redemption Borrower might otherwise have and shall not be suspended, discontinued or reduced or terminated for any cause, including, without limiting the generality of the foregoing, any event constituting force majeure or any acts or circumstances that may constitute commercial frustration of purpose.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.01       Fees, Costs and Expenses; Indemnification.

Borrower agrees to reimburse Lender, on demand, for all out-of-pocket costs and expenses incurred by Lender in connection with the administration and enforcement of this Agreement or any Supplemental Agreement and agrees to indemnify and hold harmless Lender from and against any and all losses, costs, claims, damages, penalties, causes of action, suits, judgments, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender under this Agreement or any Supplemental Agreement or in connection with this Agreement or any Supplemental Agreement, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender or its agents or employees. If Borrower fails to do any act or thing which it has covenanted to do under this Agreement or any Supplemental Agreement or any representation or warranty on the part of Borrower contained in this Agreement or any Supplemental Agreement or repeated and reaffirmed in this Agreement or any Supplemental Agreement is breached, Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by Lender shall be repayable to it by Borrower upon Lender's demand. The obligations of Borrower under this Section 8.01 shall survive the termination of this Agreement or any Supplemental Agreement and the discharge of the other obligations of Borrower under this Agreement or any Supplemental Agreement.

Section 8.02       Termination.

This Agreement and each Supplemental Agreement and the assignments, pledges and security interests created or granted by this Agreement and each Supplemental Agreement shall create a continuing security interest in the Collateral and shall terminate upon the earlier to occur of (a) payment in full of all amounts due under the Loan Documents, or (b) the conversion of the Mortgage Loan to a fixed rate of interest pursuant to the terms of the Conversion Agreement. Upon termination of this Agreement, Lender shall deliver to Borrower all Collateral and documents then in the custody or possession of Lender and, if requested by Borrower, shall execute and deliver to Borrower for recording or filing in each office in which any assignment or financing statement relative to the Collateral or the agreements relating thereto or any part of the Collateral, shall have been filed or recorded, a termination statement or release under applicable law (including, if relevant, any financing statement), releasing Lender's interest in the Collateral and such other documents and instruments as Borrower may reasonably request, all without recourse to or any warranty whatsoever by Lender and at the cost and expense of Borrower.

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 12 © 2013 Fannie Mae

Section 8.03       No Deemed Waiver.

No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 8.04       Non-Recourse.

Article 3 (Personal Liability) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

Section 8.05        Governing Law; Consent to Jurisdiction and Venue.

Section 15.01 (Governing Law; Consent to Jurisdiction and Venue) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

Section 8.06        Notices.

Section 15.02 (Notice) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

Section 8.07        Successors and Assigns Bound; Sale of Mortgage Loan.

Section 15.03 (Successors and Assigns Bound; Sale of Mortgage Loan) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

Section 8.08        Counterparts.

Section 15.04 (Counterparts) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

Section 8.09        Severability; Entire Agreement; Amendments.

Section 15.07 (Severability; Entire Agreement; Amendments) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

Section 8.10       Construction.

Section 15.08 (Construction) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

Section 8.11       WAIVER OF TRIAL BY JURY.

Section 15.18 (WAIVER OF TRIAL BY JURY) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Agreement.

[Remainder of Page Intentionally Blank]

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 13 © 2013 Fannie Mae

IN WITNESS WHEREOF, the parties have signed and delivered this Agreement under seal (where applicable) or have caused this Agreement to be signed and delivered under seal (where applicable) by their duly authorized representative. Where applicable law so provides, the parties intend that this Agreement shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

BR CARROLL ARIUM GRANDE LAKES OWNER, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy
Authorized Signatory

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 14 © 2013 Fannie Mae

LENDER:

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:	/s/ Jamie Petitt
Jamie Petitt
Closing Office

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 15 © 2013 Fannie Mae

EXHIBIT A

TO

INTEREST RATE CAP RESERVE AND SECURITY AGREEMENT

Interest Rate Cap
Documents

See Attached

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EXHIBIT B

TO

INTEREST RATE CAP RESERVE AND SECURITY AGREEMENT

SUPPLEMENTAL INTEREST RATE CAP RESERVE

AND SECURITY AGREEMENT

This SUPPLEMENTAL INTEREST RATE CAP RESERVE AND SECURITY AGREEMENT ("Supplemental Agreement"), dated as of ____________, is made by [NAME OF BORROWER], a [DESCRIPTION OF BORROWER], together with its permitted successors and assigns ("Borrower"), for the benefit of FANNIE MAE, a corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (together with its successors and assigns, "Fannie Mae").

This Supplemental Agreement supplements the Interest Rate Cap Reserve and Security Agreement dated as of _____________, by and between Borrower and _________________ (the "Original Lender") (the "Agreement").

RECITALS:

A.          Borrower and Original Lender entered into the Agreement pursuant to which Borrower is required to acquire and maintain or replace, as appropriate, an Interest Rate Cap at all times during the term of the Mortgage Loan. Each Interest Rate Cap will be represented by one or more Interest Rate Cap Documents.

B.          Original Lender assigned its interest in the Mortgage Loan to Fannie Mae and Fannie Mae is now the holder of the Note and the mortgagee or beneficiary under the Security Instrument (as defined in the Loan Agreement) and all other Loan Documents.

C.          Borrower is entering into a Subsequent Interest Rate Cap (as such term is defined in the Agreement).

D.          As security for Borrower's obligations under the Loan Documents, Borrower is entering into this Supplemental Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Supplemental Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower, the parties agree as follows:

Section 1.            Capitalized Terms.

All capitalized terms used in this Supplemental Agreement have the meanings given to those terms in the Agreement or elsewhere in this Supplemental Agreement unless the context or use clearly indicates a different meaning.

Section 2.            Grant of Security Interest.

As security for the due, punctual, full and exact payment, performance or observance by Borrower of all obligations owing to Lender from time to time under the Loan Documents, whether at stated maturity, by acceleration or otherwise, whether now outstanding or hereafter arising, Borrower confirms and grants to Fannie Mae a continuing security interest in and to the

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 17 © 2013 Fannie Mae

Subsequent Interest Rate Cap described in the attached Interest Rate Cap Documents and all such Interest Rate Cap Documents, whether now owned or hereafter acquired.

Section 3.            Acquisition of Interest Rate Cap; Delivery of Interest Rate Cap Documents.

Borrower has, on or before the date of this Supplemental Agreement, executed and delivered the Interest Rate Cap Documents representing the Subsequent Interest Rate Cap to the Counterparty and has delivered to Fannie Mae fully executed originals of such Interest Rate Cap Documents to be held under the Agreement as a part of the Collateral. The documents attached to this Supplemental Agreement as Attachment I are true, complete and correct copies of the Interest Rate Cap Documents and all amendments thereto, representing the Subsequent Interest Rate Cap, fully executed by all parties. There is no and shall be no additional security for or any other arrangements or agreements relating to the Interest Rate Cap or the Interest Rate Cap Documents.

Section 4.            Representations and Warranties.

As of the date of this Supplemental Agreement, Borrower repeats and confirms all representations and warranties made by Borrower in the Agreement.

Section 5.            Agreement Confirmed.

Except as supplemented by this Supplemental Agreement, Borrower confirms the original Agreement as previously supplemented and amended from time to time.

Section 6.            Obligations Remain Absolute.

Nothing contained in this Supplemental Agreement shall relieve Borrower of its primary obligation to pay all amounts due in respect of its obligations under the Loan Documents.

Section 7.            Miscellaneous Provisions.

The provisions of Article 8 of the Agreement are hereby incorporated into this Supplemental Agreement by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.

[Remainder of Page Intentionally Blank]

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 18 © 2013 Fannie Mae

IN WITNESS WHEREOF, Borrower has signed and delivered this Agreement under seal (where applicable) or has caused this Agreement to be signed and delivered under seal (where applicable) by its duly authorized representative. Where applicable law so provides, Borrower intends that this Agreement shall be deemed to be signed and delivered as a sealed instrument

BORROWER

By:	(SEAL)
Name:
Title:

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ATTACHMENT I

TO

INTEREST RATE CAP RESERVE AND SECURITY AGREEMENT

Interest Rate Cap Documents for Subsequent Interest Rate Cap

[TO BE SUPPLIED]

Interest Rate Cap Reserve and Security Agreement Fannie Mae	Form 6442 08-13	Page 20 © 2013 Fannie Mae